As filed with the Securities and Exchange Commission on September 15, 2000
                                                  Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                         NATIONAL HOME HEALTH CARE CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                                22-2981141
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                700 WHITE PLAINS ROAD, SCARSDALE, NEW YORK 10583
                    (Address of Principal Executive Offices)

                             1999 STOCK OPTION PLAN
                            (Full title of the plans)

                              MR. ROBERT P. HELLER
              VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER
                         NATIONAL HOME HEALTH CARE CORP.
                   700 WHITE PLAINS ROAD, SCARSDALE, NEW YORK
                                 (914) 722-9000
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                               GARY J. SIMON, ESQ.
                                PARKER CHAPIN LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

============================================= ====================== =================== ==================== ================
                                                                          Proposed            Proposed
     Title of each class of Securities              Amount to             Maximum              Maximum           Amount of
              to be Registered                  be Registered (1)      Offering Price         Aggregate        Registration
                                                                         Per Share         Offering Price           Fee
--------------------------------------------- ---------------------- ------------------- -------------------- ----------------
Common Stock, $.001 par value per share              246,000           $ 4.37(2)               $  1,075,020      $  283.8
--------------------------------------------- ---------------------- ------------------- -------------------- ----------------

Common Stock, $.001 par value per share              254,000           $ 6.00(3)               $  1,524,000      $  402.4
--------------------------------------------- ---------------------- ------------------- -------------------- ----------------

(1) Pursuant to Rule 416(b), there also shall be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1999 Stock Option Plan.

(2) Represents a weighted average exercise price of $4.37 per share of shares underlying outstanding stock options.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c) and (h), the average of the high and low sale prices per share of the registrant's Common Stock on the Nasdaq Stock Market on September 13, 2000 with respect to 254,000 shares subject to future grants under the 1999 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and the Quarterly Reports on Form 10-Q for the quarters ended October 31, 1999, January 31, 2000 and April 30, 2000 heretofore filed by the Company with the Securities and Exchange Commission (File No. 0-12927) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed on October 26, 1994 under the 1934 Act, including any amendment or report filed for the purpose of updating such description, are incorporated herein by reference.

                  All documents filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (a) Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expense.

                  (b) The Company's Certification of Incorporation and Bylaws contain no provision regarding indemnification of officers or directors.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

Exhibit
Number            Description
------            -----------
5.1               Opinion of Parker Chapin LLP, as to the legality of the common stock being offered.
23.1              Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
23.2              Consent of Holtz Rubenstein & Co., LLP.
23.3              Consent of Richard A. Eisner & Company, LLP.
24.1              Power of attorney of certain officers and directors of the registrant (contained in the signature page).
99.1              1999 Stock Option Plan.

ITEM 9.           UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scarsdale, state of New York, on the 1 day of September, 2000.

                                         National Home Health Care Corp.


                                         By:  /s/ Robert P. Heller
                                            ------------------------------------
                                            Robert P. Heller
                                            Vice President of Finance and Chief
                                            Financial Officer

                                POWER OF ATTORNEY

                  The undersigned directors and officers of National Home Health Care Corp. hereby constitute and appoint Frederick F. Fialkow and Robert P. Heller, and each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                  Date
         ---------                                 -----                                  ----

    /s/ Frederick H. Fialkow              Chairman of the Board                   September 1, 2000
---------------------------------------   of Directors
      Frederick H. Fialkow


    /s/ Steven Fialkow                    President, Chief Executive              September 1, 2000
---------------------------------------   Officer, Chief Operating
    Steven Fialkow                        Officer, Secretary and Director



    /s/ Bernard Levine                    Director                                September 1, 2000
---------------------------------------
    Bernard Levine, M.D.


                                      II-4


    /s/ Ira Greifer                       Director                                September 1, 2000
---------------------------------------
    Ira Greifer, M.D.


    /s/ Robert Pordy                      Director                                September 1, 2000
---------------------------------------
    Robert C. Pordy, M.D.


/s/ Robert P. Heller                      Vice President of Finance               September 1, 2000
---------------------------------------   and Chief Financial Officer
    Robert P. Heller                      (Principal Financial and
                                          Accounting Officer)



                                      II-5


                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
5.1               Opinion of Parker Chapin LLP, as to the legality of the common stock being offered.
23.1              Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
23.2              Consent of Holtz Rubenstein & Co., LLP.
23.3              Consent of Richard A. Eisner & Company, LLP.
24.1              Power of attorney of certain officers and directors of the registrant (contained in the signature page).
99.1              1999 Stock Option Plan.

                                      E-1